CIRRUS LOGIC, INC.
2018 LONG TERM INCENTIVE PLAN

STOCK OPTION AGREEMENT FOR NON-EXECUTIVE DIRECTORS

This Stock Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant set forth in the related Notice of Grant of Stock Option (“Notice of Grant”) by and between Cirrus Logic, Inc., a Delaware corporation (the “Company”), and you as the Participant named in the Notice of Grant (“Participant”):
WHEREAS, the Company, in order to induce you to materially contribute to the success of the Company, agrees to grant you an option to acquire an interest in the Company through the purchase of shares of common stock of the Company;
WHEREAS, the Company adopted the Cirrus Logic, Inc. 2018 Long Term Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant stock options to Eligible Persons providing services to the Company and its Affiliates (“Service”);
WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this Agreement as if fully set forth herein and terms capitalized but not defined herein shall have the meaning set forth in the Plan; and
WHEREAS, you desire to accept the option created pursuant to this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:
1.The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement and not in lieu of any salary or other compensation for your services to the Company or an Affiliate, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of the number of shares of Common Stock set forth in the Notice of Grant (the “Option Shares”), at the Exercise Price set forth in the Notice of Grant (the “Exercise Price”).
2.Exercise.
(a)Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Agreement. Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares” in accordance with the vesting schedule set forth in the Notice of Grant, provided that you remain in the Service of the Company or its Affiliates until the applicable dates set forth therein. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share. For administrative or other reasons, the Company may from time to time suspend the ability to exercise options for limited periods of time, and the Committee may provide for reasonable limitations on the number of requested exercises during any monthly or weekly period.
(b)Any exercise of the Option by you shall be made by delivery to the Company’s stock plan administrator of a completed notice of exercise in such form as may be prescribed by the Committee, which shall specify the number of Option Shares in respect of which the Option is being exercised and such other information and/or representations as may be required by the Committee, and payment of the aggregate Exercise Price for the Option Shares purchased pursuant to the exercise.
(c)Payment of the Exercise Price may be made, at your election, with the approval of the Company,  in cash, by certified or official bank check or by wire transfer of immediately available funds,  by delivery to the Company of a number of shares of Common Stock having a Fair Market Value as of the date of exercise equal to the Exercise Price (provided that such Common Stock used for this purpose must have been held by you for such minimum period of time as may be established from time to time by the Committee), through a “cashless exercise” in accordance with a Company established policy or program for the same, or  any combination of the foregoing.
(d)If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the Service of the Company, provided that, except as otherwise determined by the Committee, rights to the Option will be limited to the extent to which those rights were earned or vested when the leave of absence began.
(e)The Option shall in all events terminate at the close of business on the Expiration Date set forth in the Notice of Grant (the “Expiration Date”).
3.Effect of Termination of Service on Exercisability. To the extent that this Option is exercisable for Vested shares as of the date your Service terminates for any reason, this Option may be exercised by you (or your estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) as follows:
(a)Termination on Account of Disability. If your Service with the Company or any Affiliate terminates by reason of disability (within the meaning of section 22(e)(3) of the Internal Revenue Code of the United States (the “Code”)), this Option may be exercised by you (or your estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) at any time during the period ending on the earlier to occur of (i) the date that is twelve (12) months following such termination, or (ii) the Expiration Date. You will not be considered to have terminated your

Service by reason of disability unless you furnish proof of such impairment sufficient to satisfy the Committee in its discretion.
(b)Termination on Account of Death. If your Service with the Company or any Affiliate terminates by reason of your death, your estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death, may exercise this Option at any time during the period ending on the earlier to occur of (i) the date that is twelve (12) months following your death, or (ii) the Expiration Date.
(c)Termination for any Other Reason. If your Service with the Company or any Affiliate terminates for any reason other than as described in Sections 3(a) or (b), this Option may be exercised by you at any time during the period ending on the earlier to occur of (i) the date that is three (3) months following your termination, or (ii) the Expiration Date, or by your estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) during a period of twelve (12) months following your death if you die during such three-month period.
4.Non-Transferability. The Option, and any rights or interests therein, may not be transferred in any manner except by will or the laws of descent and distribution or to the extent approved by the Committee in accordance with the terms of the Plan.
5.Compliance with Law. Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of Common Stock will be subject to compliance with all applicable requirements of United States federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. The Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable United States federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, the Option may not be exercised unless (1) a registration statement under the U.S. Securities Act of 1933, as amended (the “Act”), is at the time of exercise of the Option in effect with respect to the shares issuable upon exercise of the Option or (2) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. YOU ARE CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, YOU MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
6.Extension if Exercise Prevented by Law. Notwithstanding Section 3, if the exercise of the Option within the applicable time periods set forth in Section 3 is prevented by the provisions of Section 5, the Option will remain exercisable until 30 days after the date you are notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.
7.Extension if You are Subject to Section 16(b). Notwithstanding Section 3, if a sale within the applicable time periods set forth in Section 3 of shares acquired upon the exercise of the Option would subject you to suit under Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, the Option will remain exercisable until the earliest to occur of (1) the 10th day following the date on which a sale of such shares by you would no longer be subject to such suit, (2) the 190th day after your termination of Service with the Company and any Affiliate, or (3) the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.
8.Withholding Taxes. The Committee may, in its discretion, require you to pay to the Company at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s current or future obligation to withhold United States federal, state, local, foreign income or other taxes that you incur by exercising an Option. In connection with such an event requiring tax withholding, you may direct the Company to withhold from the shares of Common Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; deliver to the Company sufficient shares of Common Stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation; or deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use a Common Stock withholding feature you must make the election at the time and in the manner that the Committee prescribes. The Committee may, at its sole option, deny your request to satisfy withholding obligations through shares of Common Stock instead of cash. In the event the Committee subsequently determines that the aggregate Fair Market Value (as determined above) of any shares of Common Stock withheld or delivered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency in the form of payment requested by the Committee.
9.Status of Common Stock. With respect to the status of the Common Stock, at the time of execution of this Agreement you understand and agree to all of the following:
(a)You agree that the shares of Common Stock that you may acquire by exercising this Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal, state, local or foreign. You also agree that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate to assure compliance with applicable securities laws.
(b)You agree that (1) the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (2) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.
10.Notice of Sales Upon Disqualifying Disposition of ISO. If the Option is designated as an Incentive Stock Option in the Notice of Grant, you must comply with the provisions of this Section. You must promptly notify the Company in writing if you dispose of any of the shares acquired pursuant to the Option within one year after the date you exercise all or part of the Option or within two years after the Date of Grant. Until such time as you dispose of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, you must hold all shares acquired pursuant to the Option in your name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after the Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. Your obligation to notify the Company of any such transfer will continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.
11.Right to Terminate Services. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of or performing services for the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate your employment or service relationship at any time.
12.Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation. You further agree to notify the Company upon any change in the residence address indicated on the Notice of Grant.
13.Dispute Resolution. The provisions of this Section shall be the exclusive means of resolving disputes arising out of or relating to the Notice of Grant, the Plan, the Option and this Agreement. The Company, you, and your assignees pursuant to Sections 3 and 4 (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice of Grant, the Plan, the Option and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.
Any controversy, dispute or claim that has not been settled by negotiation within thirty (30) days of the written notification as set forth above shall be finally settled by arbitration under the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) by three arbitrators. In such event, the claimant will deliver a written notice to the respondent(s) and the AAA initiating arbitration and naming an arbitrator. Within twenty (20) days after receipt of such arbitration notice, the respondent(s) shall name an arbitrator. Within twenty (20) days from the naming of the two arbitrators, the two arbitrators shall name a third arbitrator. If there are multiple claimants and/or multiple respondents, all claimants and/or all respondents shall attempt to agree upon naming their respective arbitrator. If the claimants or respondents, as the case may be, fail to name their respective arbitrator, or if the two arbitrators fail to name a third arbitrator, or if within twenty (20) days after any arbitrator shall resign or otherwise cease to serve as such a replacement arbitrator is not named by the party that originally named such arbitrator, such arbitrator as to which agreement cannot be reached or as to which a timely appointment is not made shall be named by the AAA. The place of arbitration shall be Austin, Texas. The award of the arbitrators may be entered in any court of competent jurisdiction. The costs of the arbitration shall be shared by the disputing parties equally. Notwithstanding anything to the contrary herein, the arbitrators shall not award nor shall the Company have any liability for any consequential, punitive, special, incidental, indirect or similar damages.
14.Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are in the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as such party may designate in writing from time to time to the other party.
15.No Advice Regarding Option. The Company is not providing any tax, legal, or financial advice with respect to the Option, your participation in the Plan, or the acquisition or sale of any Common Stock attributable to the Option. You are hereby advised to consult with your own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.
16.No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.
17.Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
18.No Guarantee of Interests. The Board and the Company do not guarantee the Common Stock of the Company from loss or depreciation.
19.Company Records. Records of the Company regarding your Service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
20.Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
21.Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
22.Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
23.Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware, without giving any effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by United States federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.
24.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under the Plan or future options that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
25.Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
26.Non-U.S. Participants. To the extent that you are a citizen or resident of a country other than the United States, this Agreement is deemed to include and, as applicable be revised and supplemented by the provisions of Exhibit A that apply to Participants outside the United States generally and to Participants located in the jurisdictions set forth therein.
27.Change in Control. In the event of a Change in Control, all Options shall vest and will become Vested Shares as set forth in Section 2 above.
28.Miscellaneous.
(a)This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.
(b)The Option may be amended by the Board or by the Committee at any time if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any United States federal, state, local, or foreign, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or other than in the circumstances described in clause (i) or provided in the Plan, with your consent.
(c)If this Option is designated as an Incentive Stock Option in the Notice of Grant, then in the event the Option Shares (and all other options granted to you by the Company or any parent of the Company or subsidiary that are designated as incentive stock options within the meaning of section 422 of the Code) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Option Share as of the Date of Grant) that exceeds $100,000, the Option Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option.

By your signature below, or by your electronic acceptance of this Agreement, you agree to all the terms and conditions of the Option, the Plan, and this Agreement. You acknowledge that you have had the opportunity to review the Plan and this Agreement in their entirety and to obtain the advice of counsel prior to executing this Agreement. You agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Option, the Plan, or this Agreement.

AGREED AND ACCEPTED:
____________________________________
Signature of Participant

____________________________________
Printed Name of Participant

Date: _______________________________

EXHIBIT A

SPECIAL PROVISIONS FOR
PARTICIPANTS OUTSIDE THE U.S.

TERMS AND CONDITIONS
Part A of this Exhibit A, which is part of the Cirrus Logic, Inc. Stock Option Agreement (the “Agreement”), includes special terms and conditions that govern the Option granted to Participants based outside of the United States and in the particular jurisdictions mentioned herein. Unless otherwise defined in this Exhibit A, any capitalized terms used but not defined in this Exhibit A shall have the same meanings given to them in the Agreement and/or the Plan, as applicable.
NOTIFICATIONS
This Exhibit A also includes information regarding securities, exchange control, tax and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective jurisdictions as of July 2019. Such laws are complex and subject to change. As a result, the Company strongly recommends that the Participant not rely on the information in this Exhibit A as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated at the time the Option vests or is exercised or the Participant sells any shares of Common Stock issued pursuant to the Option.
In addition, the information contained in this Exhibit A is general in nature and may not apply to the Participant’s particular situation. The Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws apply to the Participant’s situation.
If the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working~~,~~ (or is considered as such for local law purposes), or if the Participant transfers employment and/or residency after the Date of Grant, the terms and conditions and information contained herein may not be applicable to the Participant in the same manner. The Company shall, in its sole discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant in such a case.
A.    TERMS AND CONDITIONS APPLICABLE TO ALL JURISDICTIONS
TERMS AND CONDITIONS
1.Responsibility for Taxes. The following provisions replace Section 8 of the Agreement:

The Participant acknowledges that, regardless of any action taken by the Company, or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant as a result of participation in the Plan (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount (if any) withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Participant shall pay or make arrangements satisfactory to the Company to enable the Company and the Employer to fulfill any withholding obligation for Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, to withhold all applicable Tax-Related Items by one or a combination of the following methods:
i.withholding from the Participant’s wages or other cash compensation otherwise payable to the Participant by the Company and/or the Employer; and/or
ii.requiring the Participant to tender a payment in cash (or the cash equivalent) in an amount equal to the Tax-Related Items to the Company or its designee; and/or
iii.withholding from the proceeds from the sale of shares of Common Stock acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent).
The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rate in the Participant’s jurisdiction in which case the Participant may receive a refund of any over-withheld amount in cash without interest, and will not be entitled to the equivalment amount in shares.
    The Company may refuse to issue shares of Common Stock upon exercise of the Option or may refuse to deliver the proceeds of the sale of such shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section.
2.Nature of Grant. In accepting the grant of the Option, the Participant acknowledges, understands and agrees that:

(a)the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and the Agreement;
(b)the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future Awards, or benefits in lieu of Awards, even if Awards have been granted in the past;
(c)all decisions with respect to any such future Awards, if any, will be at the sole discretion of the Company;
(d)the Participant’s participation in the Plan does not provide the Participant with benefits outside of the Plan;
(e)the Participant’s participation in the Plan is voluntary;
(f)the Option and the shares of Common Stock subject to the Option, and the income from and value of same, are an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any;
(g)the Option and the shares of Common Stock subject to the Option and the income from and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, redundancy, holiday pay, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate;
(h)the Option the shares of Common Stock subject to the Option and the income from and value of same, are not intended to replace any pension rights or be granted as compensation or as a bonus for past service;
(i)unless otherwise agreed with the Company, the Option and the shares of Common Stock subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of an Affiliate;
(j)the future value of the shares of Common Stock subject to the Option is unknown, indeterminable and cannot be predicted with certainty; if the Participant exercises the Option and obtains shares, the value of those shares may increase or decrease, even below the Exercise Price; if the underlying shares do not increase in value, the Option will have no value;
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the Participant’s termination of employment by the Company (for any reason whatsoever and whether or not in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any).

(l)for purposes of the Option, the Participant’s status as an Eligible Person will be considered terminated as of the date the Participant is no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any) and, unless expressly provided in the Agreement or determined by the Company, the Participant’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Option; and
(m)neither the Company, the Employer nor any Affiliate shall be liable for any exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the vesting and settlement of the Option or the subsequent sale of any shares of Stock acquired upon exercise.
3.Data Privacy. Unless otherwise set forth in the Agreement, the Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant's personal data as described in this document and any other Option materials by and among, as applicable, the Employer and the Company and its other Affiliates for the exclusive purpose of implementing, administering and managing participation in the Plan. The Participant understands that the Company and the Employer hold certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, settled, exercised, vested, unvested or outstanding in the Participant's favor (“Data”).
    The Participant understands that Data will be transferred to E*Trade Corporate Financial Services, Inc. and E*Trade Securities LLC (“E*Trade”), or another independent service provider, which is assisting the Company with the implementation, administration and management of the Plan, that such recipients may be located in the Participant's country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant's country. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan.
    The Participant further understands that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or withdraw the consents herein by contacting in writing the Participant's local human resources representative. The Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or later seeks to revoke consent, the Participant's employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Option or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that withdrawal of consent may affect the Participant's ability to participate in the Plan or to realize benefits from the Option.
Finally, if applicable and upon request of the Company, the Participant agrees to provide any other executed acknowledgement or data privacy consent form (or any other acknowledgements, agreements or consents) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in the Participant’s country, either now or in the future. The Participant understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.
4.Dispute Resolution. The following provisions replace Section 13 of the Agreement:
The provisions of this Section shall be the exclusive means of resolving disputes arising out of or relating to the Option, the Notice of Grant, the Plan, and this Agreement. The Company, the Participant, and his or her assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Option, the Notice of Grant, the Plan, and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.
Any dispute arising under this Agreement shall be resolved by binding and non-appealable arbitration under the rules of the International Centre for Dispute Resolution (“ICDR”). The arbitration shall be conducted by a single arbitrator chosen by the parties or, if the parties cannot agree upon a single arbitrator within thirty (30) days, then by a single arbitrator appointed by the ICDR. The arbitration shall take place Austin, Texas, U.S.A., and shall be conducted in the English language.  The arbitration costs shall be divided such that each party shall pay its own attorney’s fees and any other costs shall be borne equally by the parties.
5.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or his or her acquisition or sale of the underlying shares of Common Stock. The Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

6.Language. The Participant acknowledges that he or she is proficient in the English language and understands the terms of the Agreement. If the Participant has received the Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.
7.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
8.Foreign Asset/Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Participant’s ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to be compliant with such regulations, and the Participant is advised to speak to his or her personal advisor on this matter.
9.Insider Trading Restrictions/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and Participant's country, which may affect his or her ability to acquire or sell shares of Common Stock or rights to shares of Common Stock under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and that the Participant should speak to his or her personal advisor on this matter.

B.    JURISDICTION-SPECIFIC PROVISIONS
EUROPEAN UNION/EUROPEAN ECONOMIC AREA/UNITED KINGDOM
TERMS AND CONDITIONS
Data Privacy. The following provisions replace the Data Privacy section of this Exhibit A:
Certain personal information about the Participant, including, but not limited to, the Participant's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other entitlement to shares of stock awarded, canceled, settled, exercised, vested, unvested or outstanding in the Participant's favor (“Personal Data”) will be collected, processed and transferred by and among, as applicable, the Employer and the Company and its other Affiliates for the exclusive purpose of implementing, administering and managing participation in the Plan, in furtherance of their legitimate business interests, and where necessary to comply with their legal obligations. Personal Data will also be transferred to certain independent service providers engaged in connection with the implementation, administration and management of the Plan, including E*Trade Corporate Financial Services, Inc. and E*Trade Securities LLC (“E*Trade”), and Computershare Limited. Further information on the Company's basis for the processing, transfer and safeguarding of Personal Data, is detailed in the Company’s Stock Plan Privacy Notice, which Participants should read prior to accepting any Award. This Stock Plan Privacy Notice is available to Participants via their E*Trade accounts, or can otherwise be viewed, together with applicable Employer Data Protection Policies and employee Privacy Notices, on the Company intranet (ICE). Copies of all such policies or notices can also be obtained, on request, from the Company’s Legal Department.***
CHINA
TERMS AND CONDITIONS
Issuance of Common Stock.
The following provision supplements Section 2 of the Agreement:
The Participant understands and agrees that any shares of Common Stock acquired upon exercise of the Option will be sold as soon as practicable after issuance. If, in its sole discretion, the Company does not require the immediate sale of shares of Common Stock issuable upon exercise of the Option, as described in the preceding sentence, the Participant understands and agrees that (i) the Participant must maintain shares of Common Stock acquired under the Plan in an account maintained by the Company's designated broker and (ii) any shares acquired by the Participant under the Plan must be sold no later than ninety (90) days after the Participant’s termination of employment, or within any other such time frame as the Company determines to be necessary or advisable for legal or administrative reasons. The Participant understands that any shares of Common Stock acquired by the Participant under the Plan that have not been sold within the required deadline will be automatically sold by the Company's designated broker at the Company’s direction, pursuant to this authorization by the Participant. The Participant agrees that the Company is authorized to instruct the designated broker to assist with the mandatory sale of such shares (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes the designated broker to complete the sale of such shares. The Participant also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the shares of Common Stock (including, without limitation, as to the transfers of the proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters, provided that the Participant shall not be permitted to exercise any influence over how, when or whether the sales occur. The Participant acknowledges that the designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. In any event, when shares of Common Stock acquired under the Plan are sold, the proceeds of the sale of the shares of Common Stock, less any Tax-Related Items and brokerage fees or commissions, will be remitted to the Participant in accordance with applicable exchange control laws and regulations.
Exchange Control Restrictions. The Participant understands and agrees that he or she will be required to immediately repatriate any funds received in connection with the Plan (e.g., proceeds from the sale of shares of Common Stock, any cash dividends or dividend equivalents). The Participant further understands that the repatriation of such funds may need to be effected through a special exchange control account established by the Company or an Affiliate and the Participant hereby consents and agrees that such funds may be transferred to such special account prior to being delivered to the Participant’s personal account.
The Participant also understands that the Company will deliver any funds received under the Plan as soon as practicable, but there may be delays in distributing the funds due to exchange control requirements in China. Funds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If funds are paid in U.S. dollars, the Participant will be required to set up a U.S. dollar bank account in China so that the funds may be deposited into this account. If the funds are paid in local currency, the Company may face delays in converting the funds to local currency. Due to fluctuations in the price of the Common Stock and/or applicable exchange rates, the amount of proceeds ultimately distributed to the Participant may be more or less than the market value of the shares of Common Stock at exercise. The Participant understands and agrees that neither the Company nor any Affiliate is responsible for the amount of any loss the Participant may incur and that the Company and its Affiliates assume no liability for any fluctuations in the price of the shares of Common Stock and/or any applicable exchange rate. The Participant also agrees to cooperate with the Company with respect to any exchange control matters.
FINLAND
There are no country-specific provisions.
***
HONG KONG
TERMS AND CONDITIONS
Exercise. The following provision supplements Section 2 of the Agreement:

If, for any reason, the Option is exercised and shares of Common Stock are issued to the Participant within six (6) months of the Date of Grant, the Participant agrees that the Participant will not dispose of the shares of Common Stock prior to the six-month anniversary of the Date of Grant.
NOTIFICATIONS
Securities Law Information. This offer of the Option and the shares of Common Stock to be issued upon exercise of the Option are available only to Participants (as defined in the Plan) and are not a public offer of securities. The Agreement (including this Exhibit A), the Plan and other communication materials associated with the offer have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong. The Agreement and any related documentation are intended only for the personal use of each Participant and may not be distributed to any other person. The Participant is advised to exercise caution in relation to the offer. If the Participant is in any doubt about any of the contents of the offer documents, the Participant should obtain independent professional advice.

***
PHILIPPINES
TERMS AND CONDITIONS
Exercise. The following provisions supplement Section 2 of the Agreement:

No shares of Common Stock will be issued upon exercise of the Option unless the issuance of shares complies with all applicable laws and regulations as determined by the Company. The risks of participating in the Plan include (without limitation) the risk of fluctuation in the price of the shares of Common Stock on the Nasdaq Stock Exchange and the risk of currency fluctuations between the U.S. Dollar and the Participant's local currency. The value of any shares of Common Stock that may be acquired under the Plan may decrease below the value of the shares of Common Stock at exercise or below the Exercise Price and fluctuations in foreign exchange rates between the Participant's local currency and the U.S. Dollar may affect the value of any amounts due to the Participant pursuant to the subsequent sale of any shares of Common Stock acquired upon exercise. The Company is not making any representations, projections or assurances about the value of the shares of Common Stock now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the shares of Common Stock, the Participant may refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov as well as on the Company’s “Investor Relations” website at

https://investor.cirrus.com/home/default.aspx.

The Participant is permitted to sell shares of Common Stock acquired under the Plan through the Plan broker appointed by the Company (currently, E*Trade) or such other broker to whom the Participant may transfer the shares of Common Stock, provided that such sale takes place outside of the Philippines through the facilities of the Nasdaq Stock Exchange on which the shares of Common Stock are listed.

***
SOUTH KOREA
NOTIFICATIONS

Foreign Asset/Account Reporting Information. Korean residents must declare all foreign financial accounts (e.g., brokerage accounts, bank accounts) to the Korean tax authorities and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion on any month-end date during the calendar year. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.

***
SPAIN
TERMS AND CONDITIONS

Nature of Grant. The following provisions supplement the Nature of Grant section of this Exhibit A:

By accepting the Option, the Participant consents to participate in the Plan and acknowledges having received a copy of the Plan.

The Participant understands that, as a condition of the grant of the Option, the termination of the Participant’s employment for any reason will automatically result in the forfeiture of any and all portions of the Option that have not vested as of the date of termination and in the commencement of the post-termination exercise period of any vested portion of the Option. In particular, the Participant understands and agrees that any unvested portion of the Option (and any unexercised portion of the Option after the end of the post-termination exercise period) will be forfeited without entitlement to the underlying shares of Common Stock or to any amount as indemnification in the event of a termination of the Participant’s employment by reason of, including, but not limited to: death, disability, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, the Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant the Option under the Plan to individuals who may be Eligible Persons throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Affiliate on an ongoing basis (other than as set forth in this Agreement and the Plan). Consequently, the Participant understands that the Option is granted on the assumption and condition that the Option and the related shares of Common Stock shall not become a part of any employment or contract (either with the Company or any Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the grant of the Option would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Option shall be null and void.

NOTIFICATIONS

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Option under the Plan. This Agreement and the Plan have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

Exchange Control Information. The Participant must declare the acquisition, ownership and disposition of stock in a foreign company (including shares of Common Stock acquired under the Plan) to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness, for statistical purposes. Generally, the declaration must be filed in January for Shares acquired or sold during (or owned as of December 31) the prior year; however, if the value of the shares acquired under the Plan or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the acquisition or sale, as applicable.

The Participant may be required to declare electronically to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (including shares of Common Stock acquired under the Plan), and any transactions with non-Spanish residents (including any payment of cash or shares of Common Stock made by the Company) depending on the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year. The Participant should consult with his or her personal legal advisor regarding the applicable thresholds and corresponding reporting requirements.

Foreign Asset/ Account Reporting Information. The Participant is required to report assets or rights deposited or held outside of Spain (including the shares of Common Stock acquired under the Plan or cash proceeds from the sale of the shares of Common Stock acquired under the Plan) if the value per type of asset or right exceeds a certain threshold.  This obligation applies to assets and rights held as of December 31 and requires that information on such assets and rights be included in the Participant’s tax return filed with the Spanish tax authorities for such year.  After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously reported asset or right increases by more than a certain threshold or if ownership of such asset or right is transferred or relinquished during the year. The Participant should consult with his or her personal tax advisor regarding the applicable thresholds and corresponding reporting requirements.

***
TAIWAN
NOTIFICATIONS

Securities Law Information. The grant of the Option (and the issuance, if any, of the underlying shares) is available only to Eligible Persons. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

Exchange Control Information. The Participant may remit foreign currency (including proceeds from the sale of shares of Common Stock and the receipt of any dividends) into Taiwan with a transaction amount of up to US$5,000,000 per year. If the transaction amount is TWD500,000 or more in a single transaction, the Participant must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the handling bank.

If the transaction amount is US$500,000 or more, the Participant may be required to provide additional supporting documentation to the satisfaction of the bank. The Participant should consult with his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

***
UNITED KINGDOM
TERMS AND CONDITIONS
Responsibility for Taxes. The following provisions supplement the Responsibility for Taxes section of this Exhibit A:
Without limitation to the foregoing provisions, the Participant hereby agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  The Participant also hereby agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

However, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that the Participant is a director or executive officer of the Company and the income tax is not collected from or paid by the Participant within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable.  The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit.